Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 Appiphany Technologies Holdings Corp.

We hereby consent to this inclusion in this Registration Statement on Form S-1, of our report dated June 8, 2010, of Appiphany Technologies Holdings Corp. relating to the financial statements as of April 30, 2010, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

 Houston, Texas

June 9, 2010